SCHEDULE 14C

                            SCHEDULE 14C INFORMATION
              Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )



Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]     Definitive Information Statement


                      SHARPS ELIMINATION TECHNOLOGIES, INC.
                ------- ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
              --------- -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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[  ]     Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously Paid:

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    2)   Form, Schedule or Registration No.:

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    3)   Filing Party:

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    4)   Date Filed:

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SHARPS ELIMINATION TECHNOLOGIES INC.
Suite 310, The Pemberton Bldg.
744 West Hastings Street
Vancouver, B.C. V6C 1A5


To Our Shareholders:

This Information Statement is being mailed to the shareholders of Sharps Elimination Technologies Inc., a Delaware corporation (the "Company") pursuant to the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an action taken by the written consent of holders of a majority of the outstanding voting stock of our Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On August 7, 2002, the holders of a majority of the outstanding voting securities (the "Consenting Shareholders") of our Company signed a written consent which approved a Corporate Separation Agreement. The purpose of the Corporate Separation Agreement was to rescind the acquisition of the Company's subsidiary, SETI Corp.

The Board of Directors of our Company had previously approved the term of the Corporate Separation Agreement. The Consenting Shareholders, whose shares represent approximately 70% of our Company's voting securities entitled to vote, have consented to the above action. Therefore, no meeting of shareholders will be held to approve the Corporate Separation Agreement.

SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE EXHIBIT HERETO IN THEIR ENTIRETY.

This Information Statement is being first sent or given to shareholders of our Company on or about August 28, 2002.


                       BY ORDER OF THE BOARD OF DIRECTORS


                            Kelly Fielder, President







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                      SHARPS ELIMINATION TECHNOLOGIES INC.
                         Suite 310, The Pemberton Bldg.
                            744 West Hastings Street
                              Vancouver, B.C. V6C 1A5
                            ---------------------------

                              INFORMATION STATEMENT
                            ---------------------------


The Board of Directors of SHARPS ELIMINATION TECHNOLOGIES INC., a Delaware corporation (the "Company") is furnishing this Information Statement to shareholders in connection with the approval of the Corporate Separation Agreement and Mutual General Releases (the "Corporate Separation Agreement"), dated as of July 12, 2002, and entered into by and among our Company, SETI Corp. ("Sharps"), a Delaware corporation and a wholly-owned subsidiary of our Company, and Kelly Fielder, Vera Neate, Charles Evans, Kent Couillard, J. Hatzikalfas, John Cooper, Maracaibo, Ltd., Spectrum Meditech Inc., E.M. (Mick) Kolassa, Bill Lobb, Doug Paul, Kevin Patterson, (collectively, the "Shareholders"), pursuant to which our Company will return to the Shareholders all of the outstanding shares of common stock of Sharps (the "Sharps Shares") in exchange for the cancellation of 15,800,000 shares of our common stock, which were received by the shareholders in connection with the acquisition of Sharps.

This Information Statement is first being sent on or before the close of business on August 28, 2002, to shareholders of record as of August 22, 2002. On August 7, 2002, the holders of a majority of the outstanding voting securities of our Company (the "Consenting Shareholders") executed written consents approving the Corporate Separation Agreement. The return of the Sharps Shares and the Corporate Separation Agreement will become effective on or about September 18, 2002, which is 20 days after this Information Statement is first sent to the shareholders.

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in forwarding this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

QUESTIONS AND ANSWERS

Q:    What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a


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      majority of the outstanding voting common stock of our Company have already approved the sale of the Sharps Shares and the Corporate Separation Agreement.

Q:    Who can I call with questions?

A:    Please call Kelly Fielder at (303) 506-1633.

GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

On August 1, 2002, our Board of Directors approved, subject to shareholder approval, the sale of the Sharps Shares to the Shareholders and the Corporate Separation Agreement, which the Board of Directors deemed to be in the best interest of our Company and our shareholders. The Board of Directors further authorized the preparation and circulation of this Information Statement.

Sharps constitutes all of our Company's assets, business and operations. As a result, the transactions contemplated by the Corporate Separation Agreement will constitute a sale of substantially all of the property and assets of our Company within the meaning of Section 271 of the Delaware Corporation Law and requires the approval of a majority of a corporation's outstanding voting shares.

There are currently 24,647,952 outstanding shares of our common stock, of which the Shareholders beneficially own 15,800,000 shares. Each share of common stock is entitled to one vote. Except for the common stock, there is no other class of voting securities outstanding at this date.

On August 7, 2002, shareholders holding 17,200,000 shares, representing approximately 70% of the outstanding voting securities of our Company, provided their written consent to the sale of the Sharps Shares and the Corporate Separation Agreement. All of the Shareholders signed the consent approving the Corporate Separation Agreement.

The following table sets forth, as of August 22, 2002, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than 5% of the outstanding common stock and by (ii) our only director and executive officer. The shareholders listed below signed the consent approving the Corporate Separation Agreement.

                                 NUMBER OF            PERCENTAGE
SHAREHOLDER (1)                  SHARES (2)           OWNERSHIP
---------------                  ----------           ---------

Kelly Fielder                    4,638,531                18.82%
Suite 310, The Pemberton Bldg.
744 West Hastings Street
Vancouver, B.C. V6C 1A5



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                                 NUMBER OF            PERCENTAGE
SHAREHOLDER (1)                  SHARES (2)           OWNERSHIP
---------------                  ----------           ---------

Spectrum Meditech Inc.           2,899,083 (3)            11.76%
Suite 310, The Pemberton Bldg.
744 West Hastings Street
Vancouver, B.C. V6C 1A5

E.M. (Mick Kolassa)              2,899,083                11.76%
312 North 13th Street
Oxford, Mississippi, 38655

All Officers and Directors
   as a Group (1 person)         7,537,614                30.58%


(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

(2) Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.

(3)   Spectrum Meditech Inc. is controlled by Kelly Fielder.

Section 144 of the Delaware Corporation Law provides that any transaction between a corporation and one or more of its directors or officers is not void or voidable if the fact of common directorship, office or financial interest is known to the shareholders, and they approve or ratify the contract or transaction in good faith by a majority vote of shareholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of shareholders.

There will not be any material differences in the rights of shareholders of our Company as a result of the sale of the Sharps Shares.

BACKGROUND OF AND REASONS FOR THE CORPORATE SEPARATION AGREEMENT

In March 2002, the Company acquired Sharps in exchange for 15,800,000 shares of our common stock. At the time of the acquisition, Sharps was planning to sell devices which would safely incinerate used medical needles. The Company acquired Sharps as a result of Sharps' desire to have a public market for its stock. Sharps believed that the existence of a public trading market for its common stock would make it easier to raise the capital needed to finance Sharps'


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operations. However, potential investors have expressed concern due to the volatility in the price of the Company's stock. Accordingly, management is of the opinion that:

1. Raising funds with the Company's present capital structure would be both difficult and costly and that the holdings of the Company's present shareholders would likely be significantly diluted as a result of the sale of the additional shares which would be required to finance the development of the Company's medical needle disposal business.

2. The best interests of the Company's shareholders would be served by rescinding the agreement relating to the acquisition of Sharps and then acquiring another business which would not need the substantial capital required by the Company's medical needle disposal business.

The Corporate Separation Agreement essentially reversed the prior acquisition of Sharps. The Board of Directors believes the separation is a more favorable alternative for our Company and our shareholders than a possible reorganization or bankruptcy. Sharps as not generated any revenues from its operations.

The Corporate Separation Agreement provides, in addition to the return and cancellation of the Shares, the following:

The Company will pay Sharps $25,000 in cash and $37,000 in the form of a promissory note to reimburse Sharps for its expenses incurred in connection with the Company's acquisition of Sharps and for other expenses following the date of the acquisition. The promissory note is payable 30 days after the effective date of the Corporate Separation Agreement and is secured by 150,000 shares of the Company's common stock.

Sharps will be responsible for approximately $500,000 of the Company's liabilities. The Company will be responsible for remaining liabilities of approximately $14,000.

Sharps will assume all material contractual obligations incurred by the Company, except for those relating to those liabilities for which the Company will remain liable.

The return of the Sharps Shares and the Corporate Separation Agreement will become effective on or about September 18, 2002, which is 20 days after this Information Statement is first sent to the shareholders.

Prior to the effective date of the Corporate Separation Agreement the Company plans to change its name to Armagh Group, Inc. and its trading symbol to ARMG.

Following the consummation of the transactions contemplated by the Corporate Separation Agreement, our Company will no longer have any revenue generating assets or operations but will be free to seek new acquisition or business opportunities under new management. The Shareholders will at that time be the sole owners of Sharps.

On the effective date of the Corporate Separation Agreement, Kelly Fielder, the Company's only officer and director, will appoint Adrian Towning and Darren Breitkreuz as directors of the Company. Following this appointment, Kelly Fielder will resign as an officer and director of the Company.

Adrian Towning (age 58) is an independent private investor with holdings in several companies in the marketing and communications sectors. He is a Director of a number of these companies and also serves as a member of the audit and strategic planning committees, taking an active role in the day-to day management of these companies. He is an associate member of the Chartered Institute of Secretaries and Administrators of London, England. After qualifying, he spent a number of years with an independent investment bank in the Bahamas where he specialized in estate planning, corporate and trust management and investment portfolio consultancy. On returning to England he was appointed to the Board of Directors of a real estate development and investment company whose shares were traded on the London Stock Exchange. Since 1977 he has acted as a principal, investing and operating companies either for his own account, or as a partner or representative of investors. In 1994 Mr. Towning was appointed as an independent Directors of Chell Group Corporation and is a member of the company's Audit and Compensation committees. He currently is the Chairman of the Board of Directors. Chell Group Corporation is a technology holding company whose aim is to acquire and grow undervalued technology companies.

Darren Breitkreuz (age 32) has been in the Investment Industry since 1996 where, for part of this time, he worked as an investment advisor at various financial institutions. Since 2000 Mr. Breitkreuz has concentrated most of his time on developing investor relations programs for public companies.

Following the effective date of the Corporate Separation Agreement the Company's new address, telephone number and contact person will be:

                                 Adrien Towning
                           111 Peter Street, Suite 412
                                Toronto, Ontario
                                 Canada M5V 2H1
                                 (416) 591-8611

Kelly Fielder, the Company's only officer and director, is a controlling shareholder of Sharps and consented to the Corporate Separation Agreement.

A copy of the Corporate Separation Agreement is attached to this Information Statement.

NO DISSENTERS' RIGHTS

Under the Delaware Revised Statutes, the corporate actions described in this Information Statement will not afford to our shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and accordingly file reports and other information with the Commission relating to our business, financial statements and other matters. Reports and information filed pursuant to the informational requirements of the Exchange Act and other information filed with the Commission can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of our filings may also be obtained electronically by visiting the Commission's web site on the Internet at http://www.sec.gov.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company's principal executive offices: Sharps Elimination Technologies Inc., Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, Canada V6C 1A5, Attention: Kelly Fielder; Telephone (303) 506-1633.










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                                    EXHIBIT A

           CORPORATE SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASES

      THIS CORPORATE SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASES (this "Agreement") is made and entered into as of this 12th day of July, 2002 by and among KELLY FIELDER ("Fielder"), VERA NEATE ("Neate"), CHARLES EVANS ("Evans"), KENT COUILLARD ("Couillard"), J. HATZIKALFAS ("Hatzikalfas"), JOHN COOPER ("Cooper"), MARACAIBO, LTD. ("Maracaibo"), SPECTRUM MEDITECH INC. ("Spectrum"), E.M. (MICK) KOLASSA ("Kolassa"), BILL LOBB ("Lobb"), DOUG PAUL ("Paul"), KEVIN PATTERSON ("Patterson"), (collectively, the "Shareholders") and SETI CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("Sharps") on the one hand, and SHARPS ELIMINATION TECHNOLOGIES, INC., a Delaware corporation (formerly ASPI Europe, Inc.) (the "Company"), on the other hand.

                                    RECITALS

      A. The Company is a reporting company under the Securities Exchange Act of 1934, as amended.

      B. Pursuant to a Stock Purchase Agreement by and among the Company, Sharps and the Shareholders dated March 26, 2002 (the "Purchase Agreement"), the Company purchased all of the issued and outstanding shares of Sharps (the "Sharps Shares") from the Shareholders in consideration for the issuance to the Shareholders of 15,800,000 shares of the Company's common stock (the "Company Shares").

      C. The parties hereto wish to reverse the share exchange made pursuant to the Purchase Agreement.

      D. Each of the parties hereto desires to enter into a full and final settlement and mutual general release of each and all claims each party has against the other parties.

      NOW, THEREFORE, in consideration of the promises hereinafter set forth and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    SHARE CANCELLATION AND WIRE TRANSFER.
      ------------------------------------

      1.1 Effective as of the Closing Date the Shareholders assign and surrender to the Company for immediate cancellation all right title and interest they have to the 15,800,000 shares of the Company's common stock (the "Shares").

      1.2 Effective as of the Closing Date the Company assigns all right, title and interest to the Sharps Shares to the Shareholders.

      1.3 As additional consideration for the return and surrender of the Shares, the Company hereby agrees to pay to the trust account of Hart & Trinen ("Hart") an amount equal to US$25,000, by wire transfer of immediately available funds, which funds will be applied to pay for the outstanding fees owing to Hart and for the costs associated with the completion of this Agreement. This Agreement will be null and void if this amount is not received by Hart by July 16, 2002.

2.    LIABILITIES OF SHARPS.

      2.1   Effective as of the Closing Date

      (i) Sharps will retain all accounts payables except for those payables listed in Schedule "A" attached hereto,

      (ii) The Company will retain the obligation for those payables listed in Schedule "A" attached hereto; and

      (iii) The Company assigns its rights to the agreements listed on Exhibit B and Sharps will assume all obligations associated with such agreements and indemnify and hold the Company harmless from any and all claims arising from or related to such agreements.

      2.2 The Company shall in no way indemnify Sharps nor shall it accept any obligation on behalf of Sharps with respect to its payables, except for those payables listed in Schedule "A" attached hereto.

3.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.  The Shareholders
      --------------------------------------------------
represent and warrant as follows:

      3.1 All Company Shares owned by the Shareholders are owned free and clear of all liens, charges, encumbrances and security interests.

      3.2 The Shareholders do not beneficially own any of the assets of the Company.

      3.3 Except as set forth in this Agreement, the Company does not have any liability or obligation, contingent or otherwise, to the Shareholders.

      3.4 The Shareholders do not have any options, warrants or other rights to acquire any of the Company's shares.

      3.5 No person has any option, warrant or other right to acquire any of the Company's Shares from the Shareholders.

      3.6 There are no actions, suits or proceedings pending or threatened against or affecting the Shareholders with respect to the Company Shares.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   The  Company   hereby
      ---------------------------------------------
represents and warrants as follows:

      4.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 The Company hereby acknowledges that it is a holding company and that Sharps is its sole operating subsidiary. The Company also hereby acknowledges that Sharps owns all rights, title and interest in and to the operating assets of Sharps.

      4.3 The Company hereby undertakes to obtain all required corporate and shareholder consents to the transactions contemplated in this Agreement.

5.    CLOSING DATE.
      ------------

      5.1 The Closing Date shall be the 20th day after the Information Statement required by Rule 14 c-2 of the Securities and Exchange Commission has been mailed to the Company's shareholders.

      5.2 On the Closing Date, and without any further action by any party to this Agreement

      (i)   The assignment and surrender of the Shares contemplated  by Section
1.1 will be effective.

      (ii) The assignment of the Sharps Shares contemplated by Section 1.2 will be effective.

      (iii) The assumption of the payables, the assignment of the agreements, the assumption of the obligations relating to the agreements and the related indemnification contemplated by Section 2.1 will be effective,

      (iv) Kelly Fielder will appoint Jess Parker to be a director of the Company and following such appointment Kelly Fielder will resign as an officer and director of the Company.

6.    RELEASE OF CLAIMS.
      -----------------

      (a) Mutual Release. In consideration of and conditioned upon receipt of the full and complete consideration and performance of all conditions set forth herein, the Company, Sharps and the Shareholders shall mutually release each other, their past, present or future parent corporations, subsidiaries, predecessors, affiliates, partners, successors, assigns, associates, employees, independent contractors, officers, directors, shareholders, agents and attorneys, whether de facto or de jure, and any of their successors and assigns and legal representatives, and any of their heirs, executors, administrators, or any person claiming by, through, or on behalf of any of them, in whatever capacity, either personal or representative, and each of them, from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, agreements, sums of money in controversy, damages, accounts, reckonings and liens of every kind or nature whatsoever, whether known, suspected or unsuspected, which they shall have, own or hold, which they at any time heretofore had, owned or held, or could, shall or may hereafter own, or hold, by reason of, arising out of, or in connection with such matters which relate to or in any way arise out, or could relate to or arise out of, their business relationship to the date of this Agreement (collectively, the "Claim" or "Claims"). From and after the date hereof, neither the Company, Sharps, nor the Shareholders, nor their successors or assigns, shall have any Claim of any kind or nature on or against each other, their legal successors and assigns, their heirs, executors, administrators, and personal representatives, employees, or agents directly or indirectly on any such matter or cause, fact, thing, act or omission existing, done or admitted to be done at any time whatsoever to and including the date hereof, on matters related to or in any way arising out of or which could relate to or arise out of their business relationship to the date of this Agreement, but excluding their obligations hereunder.

      (b) Future Claims. Except as to the executory provisions of this Agreement, the parties each acknowledge that they are aware of the fact that it is the intention of the parties hereto, in which intention each of the parties agree, that, upon execution by the parties, this Agreement shall be effective as a full and final accord and satisfaction in settlement of and as a bar to, any and all Claims heretofore referred to and released which any party hereto has, may have in the future, or has had against the other party hereto. In connection with such waiver and relinquishment, the parties hereto acknowledge that each is aware that they or their attorneys may hereafter discover facts different from or in addition to, facts known and believed true with respect to the subject matter of this Agreement, but that it is each party's intention hereby to fully, finally, absolutely and forever settle any and all Claims, heretofore referred to, disputes and differences which do exist, may exist or heretofore have existed between any of the parties to this Agreement and that, in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases, notwithstanding the discovery of any such different or additional facts. Therefore, each of the parties hereto acknowledge that each has been informed by their respective attorneys and advisors of, the effect of the releases

      Each of the parties does hereby waive and relinquish all rights and benefits each has or may have under any laws of the State of Delaware which may provide in general terms the following:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."

      to the fullest extent that each may lawfully waive such rights and benefits pertaining to the subject matter of this Agreement, and acknowledges that this waiver is a material inducement to the other party's execution of the Agreement.

7. NO PENDING OR FUTURE LAWSUITS. Each of the parties hereto represents that he or it has no lawsuits, claims or actions pending in his or its name, or on behalf of any other person or entity, against the other parties or any other person or entity referred to herein. Each of the parties hereto also represents that he or it does not intend to bring any claims on his or its own behalf or on behalf of any other person or entity against the other parties hereto or any other person or entity referred to herein.

8. NO ADMISSION OF LIABILITY. No action by the parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any Claim referred to herein or relating to the subject matter of this Agreement, or an acknowledgment by any of the parties of any liability to the other parties hereto, or to any other person.

9. CONFIDENTIALITY. The parties and their attorneys expressly agree that they shall keep the terms and conditions of this Agreement confidential, and that neither the parties, nor their attorneys, agents or employees, shall disclose those terms and conditions to any other person unless compelled by law to do so; provided, however, that they may disclose the terms and conditions of this Agreement to tax or financial advisors and to legal counsel, on condition that each of those individuals expressly agrees not to disclose the terms and conditions of this Agreement to anyone else.

10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding and extend to and inure to the benefit of the partners, employees, legal successors, assigns, heirs, executors, and administrators of each of the parties, including, without limitation, any partnerships, corporations or other entities in which any of them have a controlling interest or position, and shall also be binding upon their agents, servants, representatives, attorneys and persons acting for them or on their behalf.

11. COMPLETE DEFENSE. This Agreement may be used by any one or more of the parties hereto as a full and complete defense to, and the parties hereby consent that it may be used as the basis for an injunction against, any action, suit or other proceeding based on any Claim released by this Agreement as to any one or more of the parties.

12. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and replaces all prior negotiations or proposed agreements, written or oral, relating thereto. Each of the parties hereto acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce them to execute this Agreement in reliance upon any such promise, representation or warranty not contained herein. No provision of this Agreement may be amended or added hereto except by an agreement in writing signed by all parties hereto or their respective successors-in-interest.

13. REPRESENTATIONS OR WARRANTIES. Each of the parties represents and warrants that (1) he or it is the sole and absolute owner of the Claim or Claims and that he or it has not heretofore nor will in the future, assign or transfer or purport to assign or transfer to any person or entity, either voluntarily or involuntarily, the Claim or Claims, or portion thereof; (2) that each party has full authority to release and forever discharge the Claim or Claims and to execute this Agreement and bind himself or itself to this Agreement by execution hereof; and (3) that to the best of his or its knowledge, the execution and delivery of this Agreement will not violate any agreement, court order, administrative order of any governmental entity, or any law or governmental regulation.

14. TIME IS OF THE ESSENCE. Time is of the essence as to the performance of all obligations herein.

15. COUNTERPARTS; SEVERANCE. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, and if so executed, each such counterpart shall have the same force and full effect of an original. If any term or provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and provisions shall not be affected thereby and shall remain in full force and effect to the maximum extent permitted by law.

16. SURVIVAL. All the agreements, representations, warranties and obligations of the parties set forth in this Agreement shall survive the execution of this Agreement.

17. CHOICE OF LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of law rules.

18. ATTORNEYS' FEES; ARBITRATION. In the event that a dispute arises between the parties regarding or relating to this Agreement, the prevailing party shall be entitled to recover the full amount of their attorneys' fees, expert fees and costs incurred in connection with such dispute. Any dispute between the parties hereof shall be submitted to arbitration under the rules of the American Arbitration Association in the office of such association handling matters arising in the City and County of Denver, State of Colorado.

19. GOOD FAITH. The parties shall act reasonably and in good faith in carrying out all terms and conditions contained in this Agreement.

20. REPRESENTATION BY COUNSEL. Each party hereto acknowledges and represents to the other that he or it has had the advice of attorneys of its own choosing in connection with the evaluation of the dispute and the negotiation and execution of this Agreement, and has had an adequate opportunity to consider this Agreement, understand it and voluntarily accept its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    "Company"
                                    Sharps Elimination Technologies Inc.
                                    a Delaware corporation

                                    By:
                                          ------------------------------------

                                    Name:   Kelly Fielder
                                          ------------------------------------

                                     Its:   President
                                          ------------------------------------

                                          "Sharps"

                                          SETI Corp.
                                          a Delaware corporation


                                          By:
                                             ---------------------------

                                          Name: Kelly Fielder
                                               -------------------------------

                                          Its: President
                                                        ----------------------


                                          "Shareholders"



                                          Kelly Fielder



                                          Vera Neate



                                          Charles Evans



                                          Kent Couillard



                                          J. Hatzikalfas



                                          John Cooper


                                          Maracaibo, Ltd.


                                          By
                                             ---------------------------

                                          Spectrum Meditech Inc.


                                          By
                                             ---------------------------




                                          E.M. (Mick) Kolassa



                                          Bill Lobb


                                          Doug Paul


                                          Kevin Patterson

                                  SCHEDULE "A"
                     List of Payables Obliged by The Company


DTC Invoice      $ 1,880.00
CDS Invoice        2,868.69 (CDN)
Interwest Transfer   166.60
Newswire             690.00
BDO                5,000.00
Bce emerges        1,500.00
Company Corporation  150.00

Total:           $13,755.29 (USD)

                                    EXHIBIT B



      Purchase and Supply Agreement with 993045 Alberta Ltd.

      Representation Agreement with 993045 Alberta Ltd.

      Warrant issued to Global Business Partners

      Consulting Agreement with Josh Sall

      Letter Agreement with TN Capital Equities, Ltd.